                                                                                Exhibit 10.43
AMENDMENT TO TRIPLE
NET LEASE

WHEREAS, CORDOVA ASSOCIATES, LLC, a Florida limited Liability Company (“Lessor”), and NT CORPORATION, A Delaware Corporation (“Lessee”), entered into a Triple Net Commercial Lease (“Lease”) dated September 7, 2000; and

WHEREAS, Lessor and Lessee desire to amend certain terms of said Lease; it is therefore, for good and valuable consideration, the receipt of which is hereby acknowledged. Agreed as follows:

1.
Effective on December 1, 2001, Lessee shall lease the 40,000 square feet on floor two pursuant to the terms set forth in 1.01 of the Lease. This shall be deemed to be the second year of the Lease and the rent will change on December 1, 2005.

2.	Lessor has previously paid to Lessee $10.00 per square foot for the construction of improvements to the first floor.
3.
Lessee shall have an option to lease the first floor effective on December 1, 2003, for 156 months, on the payment terms set forth in 1.01 of the Lease and subject to all other terms of the Lease except as amended herein. This option shall expire on November 30, 2003, and must be exercised in writing delivered to Lessor no later htan May 31, 2003. If exercised, the rent payments will be determined as being in the third year of the first five years and the rent will increase on December 1, 2005.

4.
If the option set forth in paragraph 3 is not timely exercised, Lessee shall pay to Lessor the sum of One Million, Two Hundred and Eighty Thousand Dollars ($1,280,000.00) for failing to exercise the option and in consideration of the execution of this Amendment by Lessor. This payment will be due in cash in one payment made from Lessee to Lessor not later than June 30, 2003.

5.
Lessor will pay to Lessee $10 per square foot for the renovations of the second floor. Theses funds shall be solely the construction of improvements on the second floor relating to HVAC, electrical, plumbing, and mechanical. Lessor will reimburse Lessee for 20% of the costs of said improvements as the work is performed, and upon presentation of receipts and invoices acceptable to Lessor up to a maximum of $10 per square foot. Once the construction on the second floor is complete, the remaining balance of the $10 per square foot will be paid from Lessor to Lessee. Lessee shall record the appropriate Notice of Commencement setting forth that the interest of Lessor is not liable for any construction liens pursuant to Section 713.10, Florida Statute.

6.	While construction is being completed on the second floor, Lessee can occupy the first floor without the payment of any rent until December 31, 2002. Lessee must vacate the first floor by that date.
7.	Lessee shall pay to Lessor at the time of the execution of this Amendment an administration fee in the amount of Ten Thousand Dollars ($10,000.00) for the execution of this Amendment.
8.	Except as amended herein, the Lease remains unchanged and in full force and effect.

Executed this 28th day of November, 2001 with an effective date of December 1, 2001.
Witness Print Name _____________________________ Witness Print Name Kelly Johnson Witness Print Name Dianna Merritt Witness Print Name Keri Laudig	LESSOR: CORDOVA ASSOCIATES, LLC. By: /s/ Matthew W. Durney Matthew W. Durney Managing Member LESSEE: NT CORPORATION By: /s/ Ray D. Russenberger Ray D. Russenberger, President

STATE OF FLORIDA
COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 7th day of December, 2000, by Matthew W. Durney, as its Managing Member of CORDOVA ASSOCIATES, LLC, who ( ) is personally known to me or ( ) has produced a driver’s license as identification and has not taken an oath.

                                /s/ Merrith Wilconsin
NOTARY PUBLIC-STATE OF FLORIDA
Commission No.: 909458
Expiration Date: 2-10-04

STATE OF FLORIDA
COUNTY OF ESCAMBIA

The foregoing instrument was acknowledged before me this 7th day of December, 2000, by Ray D. Russenberger, as President of NT CORPORATION, who ( ) is personally known to me or ( ) has produced a driver’s license as identification and has not taken an oath.

                         s/ Merrith Wilconsin
NOTARY PUBLIC-STATE OF FLORIDA
Commission No.: 909458
Expiration Date: 2-10-04